Exhibit 4.1


                      Second Amended and Restated Employee
                  Nonqualified Stock Option Plan of the Company

                          DELPHI FINANCIAL GROUP, INC.
                           SECOND AMENDED AND RESTATED
                           EMPLOYEE STOCK OPTION PLAN
                           --------------------------


                                  INTRODUCTION

         Delphi Financial Group, Inc. (the "Company") adopted the Delphi Financial Group, Inc. Employee Nonqualified Stock Option Plan effective November 6, 1987, and amended and restated such plan effective January 1, 1994. Because, under the terms of such plan, options could only be granted thereunder within a period of ten years from when the plan was originally approved by the Company's stockholders, the plan was, effective as of March 20, 1997 (subject to the approval of the stockholders of the Company), further amended and restated to readopt such plan, as well as to consolidate prior plan amendments and adjustments, including, among other things, the adjustment to the number of shares available for issuance thereunder that resulted from the twenty percent (20%) stock dividend distributed by the Company on September 30, 1996, and to effect certain further amendments. Such plan, as so amended and restated, is as follows:

         1.       PURPOSE
                  -------

                  This Second Amended and Restated Employee Stock Option Plan (the "Plan") is intended to be an incentive for employees of Delphi Financial
Group, Inc. (the "Company") or any of its subsidiary corporations (the "Subsidiaries") as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and other Optionees (as herein defined) to share in future appreciation in the value of the stock of the Company, and to encourage stock ownership by such individuals in the Company, so that such individuals may acquire or increase a proprietary interest in the success of the Company and its Subsidiaries, and so that they may be encouraged to continue to provide services to the

                  Company and its Subsidiaries. The Plan provides for the issuance of nonqualified and incentive stock options within the meaning of
Section 422 of the Code (each, an "Option").

         2.       ADMINISTRATION
                  --------------

                  The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the members of the Committee then constituting the entire Committee shall constitute a quorum. Acts by a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall from time to time in its discretion determine the individuals who shall be granted Options and the number of Shares (as hereinafter defined) to be subject thereto.

         3.       ELIGIBILITY
                  -----------

                  The persons who shall be eligible to receive Options (the "Optionees") shall be the key employees (including officers whether or not they are directors) of the Company or its Subsidiaries and other individuals who, in the Committee's judgment, can make substantial contributions to the Company's long-term profitability and value. An Optionee may be granted Options on more than one occasion.


         4.       STOCK
                  -----

                  The stock subject to the Options shall be shares (the "Shares") of the Company's authorized but unissued or reacquired Class A common stock, par value $.01 per share. The ag

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gregate  number of Shares as to which  Options  may be granted  shall not exceed
1,980,000. The aggregate number of Shares as to which Options may be granted to any person in any one calendar year shall not exceed 500,000. The limitations established by the two immediately preceding sentences shall be subject to adjustment as provided in Article 5(l) of the Plan. In the event that any outstanding Option under the Plan for any reason expires, terminates or is cancelled, the Shares allocable to the unexercised portion of such Option will again be subject to Options thereafter awarded under the Plan.

         5.       TERMS AND CONDITIONS OF OPTIONS
                  -------------------------------

                  When the Committee grants Options to an Optionee, a Notice of Grant of Stock Option (an "Option Notice") shall be given to such Optionee, which notice shall comply with and be subject to the following terms and conditions:

                  (a) NUMBER OF SHARES. Each Option Notice shall state the number of Shares to which the Options pertain.

                  (b) INCENTIVE STOCK OPTIONS. The Option Notice for an Option that is intended to qualify as an incentive stock option under Section 422 of the Code shall state that the Option is intended to so qualify, and shall contain such provisions as may be necessary for such Option to so qualify.

                  (c) OPTION PRICE. Each Option Notice shall state the Option price per Share, which shall be 100% of the Fair Market Value of a Share on the date of the grant of the Option (the "Option Price"). For purposes hereof, "Fair Market Value" shall be the closing price on the applicable date of a Share, as reported on the New York Stock Exchange (the "NYSE"), or, if the Shares are not then listed for trading on the NYSE, the closing price of the Shares as reported on another recognized securities exchange or on the NASDAQ National Market System if the Shares shall then be listed on such exchange or system. If the Shares did not trade on the award date on the NYSE or such other applicable exchange or system, the Fair Market Value for purposes hereof shall be the reported closing price on the last

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

business day on which the Shares were traded preceding the award date.

                  (d) OPTION PRICE. The Option Notice may provide that the Optionee may make payment of the Option Price in cash, Shares or such other consideration as may be specified therein or as may be acceptable to the Committee, or any combination thereof, in an amount or having an aggregate value, as the case may be, equal to the total Option Price. Such payment shall be made upon exercise of the Option.

                  (e) TERM, TRANSFERABILITY AND EXERCISABILITY OF OPTIONS.
                      ---------------------------------------------------

                       (i) Each Option Notice shall state the date on which the Option shall expire (the "Expiration Date"), which shall not be later than ten years following the date on which the Option is granted. Options are not transferable by an Optionee other than by will or the laws of descent and distribution, except that in the case of nonqualified stock options, if provided in the applicable Option Notice (at the time of grant or as amended at any time thereafter), an Option granted hereunder may be transferred for no consideration by the Optionee to members of his or her immediate family, to a trust or trusts established for the exclusive benefit only of one or more members of his or her immediate family or to a partnership in which his or her immediate family members are the only partners. Any Option held by such a transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption. Subject to Article 5(j) hereof, Options may be exercised by an Optionee only for so long as such person is employed by the Company or a Subsidiary except as otherwise provided in Articles 5(f) through (i) of the Plan.

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

                       (ii) The Option Notice may, but need not, provide that the Option shall become exercisable in installments rather than being exercisable immediately in full. In such case, the Committee shall determine (A) the amount and terms of such installments, which need not be equal, (B) the timing of such installments, which need not be annual or consecutive, and (C) whether such installments shall be cumulative. The Committee at any time may provide, in the case of an Option which is to become exercisable in installments, for the acceleration of the times at which the Option may become exercisable. The Committee's determination shall be specified in the Option Notice.

                       (iii) Upon or in connection with a Change of Ownership, each Optionee shall have the right, immediately prior to such Change of Ownership, to exercise his or her Option without regard to any installment provisions as to exercisability contained in such Optionee's Option Notice. For purposes of this Plan, a "Change of Ownership" shall be deemed to have occurred
(1) if individuals who, as of the effective date of this Plan, constitute the Board of Directors of the Company (the "Board of Directors" generally and as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board of Directors, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is (A) in connection with the acquisition by a third person, including a "group" as such term is used in
Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board of Directors who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
(2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

                       (iv) At any time and from time to time when any Option or portion thereof is exercisable, such Option or portion thereof may be exercised in whole or in part, as applicable; provided, however, that the Company shall not be required to issue fractional Shares.

                  (f) TERMINATION OF EMPLOYMENT EXCEPT BY DEATH, DISABILITY OR DISCHARGE FOR CAUSE. Unless otherwise specified in an Option Notice, in the event that the employment of an Optionee by the Company or its Subsidiaries shall terminate for any reason other than death, disability, or discharge for cause, Options may be exercised only within three (3) months after such termination of employment or such longer period as may be established by the Committee at the time of grant or thereafter, but only to the extent such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately.

Whether authorized leave or absence or absence for military or governmental service shall constitute termination of employment for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

                  (g) DEATH OR DISABILITY OF OPTIONEE. Unless otherwise specified in an Option Notice, in the event an Optionee shall die or become disabled while in the employ of the Company or a Subsidiary, Options may be exercised at any time within one (1) year after the Optionee's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but only to the extent that such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Optionee or a representative, or in the case of death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an Optionee shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

                  (h) DISCHARGE FOR CAUSE. If an Optionee is discharged for cause, all unexercised Options shall terminate as of the date of his discharge. Whether an Optionee is discharged for cause for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

                  (i) RETIREMENT. Notwithstanding the provisions of Article 5(f) hereof, the Committee may, at the time of grant of an Option or thereafter, permit the Optionee to exercise Options (but only to the extent the Option was exercisable on the last date of employment) up to one (1) year following the Optionee's retirement under the Company's or its Subsidiary's, as applicable, retirement policy or such longer period as may be established by the Committee at the time of grant or thereafter; provided that in no event may an Option be exercised after its Expiration Date.

                  (j)  NON-EMPLOYEE  OPTIONEES.  Neither  the last  sentence  of
Article 5(e)(i) nor any of Articles 5(f) through 5(i) hereof shall apply with respect to Options having been granted to an Optionee who is not an employee of the Company or its Subsidiaries (a "Non-Employee Optionee"). In the case of any such Options, the Option Notice shall set forth the applicable limitations on the exercisability thereof, and the effect on such exercisability of death, disability and any other events provided for therein, at the time of grant or thereafter.

                  (k) RIGHT OF COMPANY. In the case of a termination of an Optionee's employment by reason of death, disability, retirement or discharge other than for cause (or, in the case of a Non-Employee Optionee, to the extent provided in the Option Notice at the time of grant or thereafter) the Company may, but is not obligated to, purchase unexercised Options held by such Optionee and pay such person the amount of cash equal to (i) the aggregate Fair Market Value of Shares underlying such Option (to the extent that such Options would have been exercisable by the Optionee upon termination of employment) as of the date of termination of employment (or, in the case of a Non-Employee Optionee, the date provided in the Option Notice at the time of grant or thereafter), less
(ii) the aggregate Option Price for such Shares.

                  (l) RECAPITALIZATION, REORGANIZATION, ETC., OF COMPANY.
                      --------------------------------------------------

                       (i) Subject to any required action by the stockholders, the number of Shares covered by each outstanding Option, and the price per Share so covered shall automatically be proportionately adjusted for any increase or decrease in the number of issued shares of Class A Common Stock of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                       (ii) If, pursuant to any reorganization, recapitalization, sale or exchange of assets, consolidation or merger, outstanding Class A Common Stock of the Company is or would be exchanged for other securities of the Company or of another corporation which is a party to such transaction, or for property, whether or not any such transaction gives rise to a Change of Ownership, any Options under the Plan theretofore granted shall apply to the securities or property into which the Class A Common Stock covered thereby shall be so changed or for which such Class A Common Stock shall be exchanged. In any of such events, the total number and class of Shares then remaining available for issuance under the Plan (including Shares reserved for outstanding Options and Shares available for future grant of Options under the
Plan) shall likewise be adjusted so that the Plan shall thereafter cover the number and class of shares equivalent to the Shares covered by the Plan immediately prior to such event.

                       (iii) In the event of a change in the Class A Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class A Common Stock within the meaning of the Plan.

                       (iv) Adjustments pursuant to Article 5(l)(ii) hereof shall be made by the Committee, whose determination as to which shall be final, binding and conclusive.

                       (v) Except as  hereinbefore  expressly  provided  in this
Article 5(l), an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to the Option.

                       (vi) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, mergers, reorganizations or changes of its capital or business structure, to merge or to consolidate, to dissolve or liquidate or to sell or transfer all or any part of its business or assets.

                  (m) RIGHTS AS A STOCKHOLDER. No person shall have any rights as a stockholder with respect to any Shares covered by an Option until the date of the issuance of the Shares to such person. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except as provided in Article 5(l) hereof.

                  (n) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

                  (o) INVESTMENT PURPOSE. Each Option under the Plan shall be granted on the condition that the purchases of Shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares subject to such Option are registered under the Securities Act of 1933, as amended (the "Act"), or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if, in the opinion of counsel for the Company, such condition is not required under the Act, or any other applicable law, regulation or rule of any governmental agency.

                  (p) OTHER PROVISIONS. The Option Notice shall contain

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


such other provisions, including, without limitation, restrictions upon exercise of the Option or the transfer of the Shares received upon an exercise, as the Committee shall deem advisable.

         6.       TERM OF PLAN
                  ------------

                  Options may be granted pursuant to the Plan from time to time within a period of ten years from the earlier of the date of adoption of the Plan or the date on which the Plan is approved by the stockholders of the Company.


         7.       PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS
                  -------------------------------------------

                  (a) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made with respect to the Plan or the Options and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                  (b) In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction

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

of a judgment in any such action, suit or proceeding except in relation to matters to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         8.       AMENDMENT OF THE PLAN
                  ---------------------

                  The Board of Directors of the Company or the Committee may, insofar as permitted by law, from time to time, with respect to any Shares not then subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, subject to the approval of the stockholders of the Company where such approval is required by law or regulation or pursuant to the rules of the NYSE or, if the Shares are not listed on the NYSE, the rules of any other exchange or market on which the Shares may be traded.

         9.       APPLICATION OF FUNDS
                  --------------------

                  The proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

         10.      NO OBLIGATION TO EXERCISE OPTION
                  --------------------------------

                  The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

         11.      APPROVAL OF STOCKHOLDERS
                  ------------------------

                  This Plan shall be effective upon its approval by the stockholders of the Company.

         12.      NO EFFECT ON EMPLOYMENT
                  -----------------------

                  The grant of an Option pursuant to the Plan shall not

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be construed to imply or to  constitute  evidence of any  agreement,  express or implied, on the part of the Company or any Subsidiary to employ or continue to employ any individual or which relates in any way to the responsibilities, duties or authority of any employee or individual.

         13.      EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS
                  --------------------------------------------------------

                  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary to (a) establish any other forms of incentives or compensation for employees or directors of or persons associated with the Company or any Subsidiary, or (b) grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

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